Exhibit 99.1

CVG REPORTS FIRST QUARTER 2025 RESULTS

First quarter sales of $170 million, EPS of $(0.09), Adjusted EBITDA of $5.8 million
Significantly improved free cash flow enables further debt paydown
Updates guidance for full year 2025

NEW ALBANY, OHIO (May 6, 2025) - CVG (NASDAQ: CVGI), a diversified industrial products and services company, today announced financial results for its first quarter ended March 31, 2025.

During the quarter, the Company completed a strategic reorganization of its operations into three segments: Global Seating, Global Electrical Systems, and Trim Systems and Components. The results and comparisons presented below reflect continuing operations unless otherwise noted.

First Quarter 2025 Highlights (Results from Continuing Operations; compared with prior year, where comparisons are noted)
•Revenues of $169.8 million, down 12.7%, primarily due to softening in global Construction and Agriculture markets and North America Class 8 truck demand.
•Operating income of $1.4 million, adjusted operating income of $2.1 million, down compared to operating income of $4.5 million and adjusted operating income of $6.3 million. The decrease in operating income was driven primarily by lower sales volumes offset by reductions in SG&A expense.
•Net loss from continuing operations of $3.1 million, or $(0.09) per diluted share and adjusted net loss of $2.6 million, or $(0.08) per diluted share, compared to net income from continuing operations of $1.4 million, or $0.05 per diluted share and adjusted net income of $2.8 million, or $0.08 per diluted share.
•Adjusted EBITDA of $5.8 million, down 40.2%, with an adjusted EBITDA margin of 3.4%, down from 5.0%.
•Free cash flow of $11.2 million, up $17.7 million, due to better working capital management. Net debt decreased $11.7 million compared to the year end 2024 level.
•Gross margin expansion of 250 basis points versus Q4 2024 due to operational efficiency improvements and conclusion of one-time cost drivers from 2024.

James Ray, President and Chief Executive Officer, said, “Our first quarter results demonstrate sequential improvement in margins and free cash flow. Cash generation and debt paydown remain key priorities for CVG, as we look to build on our strong free cash performance in the first quarter through further margin improvement, working capital reduction, and reduced capital expenditures. We are beginning to see the benefits of efforts made in 2024, including strategic divestments of non-core business, to transform CVG. These divestitures, as well as our priority on improving operational efficiency, have allowed us to streamline operations, lower our cost structure, and drive cash generation to pay down debt. Despite industry-wide and global macroeconomic headwinds, we are prioritizing strong execution from the top down within CVG focused on cost mitigation, margin improvement, and operational efficiency.”

Mr. Ray continued, “The actions we took last year position us well for the future. Change management is always difficult, and I would personally like to thank the entire CVG team for their efforts throughout the process. I would like to thank Bob Griffin, our current Chairman, for his contributions to CVG’s strategic goals and priorities over the years. I am also excited to continue working with Bill Johnson, a current board member who is expected to become the Chairman of the Board following Mr. Griffin’s retirement, effective May 15, 2025. While we acknowledge the current macroeconomic uncertainties and geopolitical environment, the transformation undertaken in 2024 makes CVG a lower cost, more nimble company, better positioned to navigate these challenges. We are committed to execution, delivery, and driving operational efficiency, while managing the potential impact of trade policy.”

Andy Cheung, Chief Financial Officer, added, “We are encouraged by the quarter-over-quarter improvement in our financial performance, as we start to see the benefits of our strategic portfolio realignment and operational efficiency efforts. However, given the economic environment and policy concerns, we are adjusting our outlook to reflect current market conditions. Our focused portfolio, now more closely aligned with our customers through our re-segmentation, positions us for improved value capture as end markets recover.”

First Quarter Financial Results from Continuing Operations
(amounts in millions except per share data and percentages)

	First Quarter
	2025	2024	$ Change	% Change
Revenues	$169.8	$194.6	$(24.8)	(12.7)%
Gross profit	$17.8	$23.2	$(5.4)	(23.3)%
Gross margin	10.5%	11.9%
Adjusted gross profit [1]	$18.3	$24.7	$(6.4)	(25.9)%
Adjusted gross margin [1]	10.8%	12.7%
Operating income	$1.4	$4.5	$(3.1)	(68.9)%
Operating margin	0.8%	2.3%
Adjusted operating income [1]	$2.1	$6.3	$(4.2)	(66.7)%
Adjusted operating margin [1]	1.2%	3.2%
Net income (loss) from continuing operations	$(3.1)	$1.4	$(4.5)	NM2
Adjusted net income (loss) from continuing operations [1]	$(2.6)	$2.8	$(5.4)	NM2
Earnings (loss) per share, diluted	$(0.09)	$0.05	$(0.14)	NM2
Adjusted earnings (loss) per share, diluted [1]	$(0.08)	$0.08	$(0.16)	NM2
Adjusted EBITDA [1]	$5.8	$9.7	$(3.9)	(40.2)%
Adjusted EBITDA margin [1]	3.4%	5.0%
[1] See Appendix A for GAAP to Non-GAAP reconciliation
[2] Not meaningful

Consolidated Results from Continuing Operations

First Quarter 2025 Results
•First quarter 2025 revenues were $169.8 million, compared to $194.6 million in the prior year period, a decrease of 12.7%. The overall decrease in revenues was due to lower sales as a result of a softening in customer demand across all segments.

•Operating income in the first quarter 2025 was $1.4 million compared to $4.5 million in the prior year period. The decrease in operating income was attributable to the impact of lower sales volumes. First quarter 2025 adjusted operating income was $2.1 million, compared to $6.3 million in the prior year period.
•Interest associated with debt and other expenses was $2.5 million and $2.2 million for the first quarter 2025 and 2024, respectively.
•Net loss from continuing operations was $3.1 million, or $(0.09) per diluted share, for the first quarter 2025 compared to net income of $1.4 million, or $0.05 per diluted share, in the prior year period. First quarter 2025 adjusted net loss from continuing operations was $2.6 million, or $(0.08) per diluted share, compared to adjusted net income of $2.8 million, or $0.08 per diluted share.

On March 31, 2025, the Company had $32.4 million of outstanding borrowings on its U.S. revolving credit facility and no outstanding borrowings on its China credit facility, $20.2 million of cash and $102.5 million of availability from the credit facilities (subject to covenant limitations), resulting in total liquidity of $122.7 million.

First Quarter 2025 Segment Results

Global Seating Segment
•Revenues were $73.4 million compared to $80.8 million for the prior year period, a decrease of 9.1%, due to lower sales volume as a result of decreased customer demand.
•Operating income was $2.7 million, compared $2.8 million in the prior year period, a decrease of 2.9%, primarily attributable to lower sales volume and increased freight costs. First quarter 2025 adjusted operating income was $2.7 million compared to $2.8 million in the prior year period.

Global Electrical Systems Segment
•Revenues were $50.5 million compared to $58.7 million in the prior year period, a decrease of 14.1%, primarily as a result of decreased customer demand.
•Operating loss was $0.3 million compared to operating income of $0.4 million in the prior year period. The decrease in operating income was primarily attributable to lower sales volumes and unfavorable foreign exchange impacts. First quarter 2025 adjusted operating income was $0.2 million compared to $1.5 million in the prior year period.
Trim Systems and Components Segment
•Revenues were $45.9 million compared to $55.1 million in the prior year period, a decrease of 16.6%, primarily as a result of decreased customer demand.
•Operating income was $1.5 million compared to $4.2 million in the prior year period, a decrease of 63.5%. The decrease in operating income was primarily attributable to lower sales volume and increased freight costs. First quarter 2025 adjusted operating income was $1.6 million compared to $4.7 million in the prior year period.

Outlook

CVG updated the Company's outlook for the full year 2025, based on current market conditions:

Metric	Prior 2025 Outlook ($ millions)	2025 Outlook ($ millions)
Net Sales	$670 - $710	$660- $690
Adjusted EBITDA	$25 - $30	$22 - $27
Free Cash Flow		> $20

This outlook reflects, among others, current industry forecasts for North America Class 8 truck builds. According to ACT Research, 2025 North American Class 8 truck production levels are expected to be at 255,000 units. The 2024 actual Class 8 truck builds according to the ACT Research was 332,372 units.

Construction and Agriculture end markets are projected to decline approximately 5-15% in 2025. However, we expect the contribution from new business wins outside of Construction and Agriculture end markets in Electrical Systems to soften this decline.

GAAP to Non-GAAP Reconciliation

A reconciliation of GAAP to non-GAAP financial measures referenced in this release is included as Appendix A to this release.

Conference Call

A conference call to discuss this press release is scheduled for Wednesday, May 7, 2025, at 8:30 a.m. ET. Management intends to reference the Q1 2025 Earnings Call Presentation during the conference call. To participate, dial (800) 549-8228 using conference code 57416. International participants dial (289) 819-1520 using conference code 57416.
This call is being webcast and can be accessed through the “Investors” section of CVG’s website at ir.cvgrp.com, where it will be archived for one year.

A telephonic replay of the conference call will be available for a period of two weeks following the call. To access the replay, dial (888) 660-6264 using access code 57416#.

Company Contact
Andy Cheung
Chief Financial Officer
CVG
IR@cvgrp.com

Investor Relations Contact
Ross Collins or Stephen Poe
Alpha IR Group
CVGI@alpha-ir.com

About CVG

CVG is a global provider of systems, assemblies and components to the global commercial vehicle market and the electric vehicle market. We deliver real solutions to complex design, engineering and manufacturing problems while creating positive change for our customers, industries and communities we serve. Information about the Company and its products is available on the internet at www.cvgrp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as “believe”, “anticipate”, “plan”, “expect”, “intend”, “will”, “should”, “could”, “would”, “project”, “continue”, “likely”, and similar expressions. In particular, this press release may contain forward-looking statements about the Company’s expectations for future periods with respect to its plans to improve financial results, the future of the Company’s end markets, changes in the Class 8 and Class 5-7 North America truck build rates, performance of the global construction and agricultural equipment business, the Company’s prospects in the wire harness, and electric vehicle markets, the Company’s initiatives to address customer needs, organic growth, the Company’s strategic plans and plans to focus on certain segments, competition faced by the Company, volatility in and disruption to the global economic environment and the Company’s financial position or other financial information. These statements are based on certain assumptions that the Company has made in light of its experience as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including those included in the Company’s filings with the SEC. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.

Other Information

Throughout this document, certain numbers in the tables or elsewhere may not sum due to rounding. Rounding may have also impacted the presentation of certain year-on-year percentage changes.
###

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
Three Months Ended March 31, 2025 and 2024
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three Months Ended
	March 31, 2025	March 31, 2024
Revenues	$169,795	$194,626
Cost of revenues	152,002	171,462
Gross profit	17,793	23,164
Selling, general and administrative expenses	16,385	18,655
Operating income	1,408	4,509
Other (income) expense	(72)	212
Interest expense	2,503	2,186
Income (loss) before provision for income taxes	(1,023)	2,111
Provision for income taxes	2,116	665
Net income (loss) from continuing operations	$(3,139)	$1,446
Net income (loss) from discontinued operations	(1,173)	1,493
Net income (loss)	(4,312)	2,939
Basic earnings (loss) per share
Income (loss) from continuing operations	$(0.09)	$0.05
Income (loss) from discontinued operations	$(0.03)	$0.04
Diluted earnings (loss) per share
Income (loss) from continuing operations	$(0.09)	$0.05
Income (loss) from discontinued operations	$(0.03)	$0.04
Weighted average shares outstanding:
Basic	33,693	33,325
Diluted	33,693	33,403

(1) The operating results related to the cab structures business and Industrial Automation business have been reflected as discontinued operations in the Condensed Consolidated Statements of Operations for all periods presented.

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands, except per share amounts)

ASSETS	March 31, 2025	December 31, 2024
Current assets:
Cash	$20,213	$26,630
Accounts receivable, net	119,485	118,683
Inventories	123,086	128,224
Other current assets	30,667	29,763
Total current assets	293,451	303,300
Property, plant and equipment, net	68,684	68,861
Intangible assets, net	3,781	3,918
Deferred income taxes	11,381	11,084
Other assets, net	42,526	37,410
Total assets	$419,823	$424,573
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$85,556	$77,002
Accrued liabilities and other	39,136	40,358
Current portion of long-term debt and short-term debt	13,906	8,438
Total current liabilities	138,598	125,798
Long-term debt	103,494	127,062
Pension and other post-retirement benefits	8,472	8,143
Other long-term liabilities	32,603	27,978
Total liabilities	$283,167	$288,981
Stockholders’ equity:
Preferred stock	$—	$—
Common stock	337	337
Treasury stock	(16,468)	(16,468)
Additional paid-in capital	269,887	269,117
Retained deficit	(78,363)	(74,051)
Accumulated other comprehensive loss	(38,737)	(43,343)
Total stockholders’ equity	136,656	135,592
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$419,823	$424,573

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
BUSINESS SEGMENT FINANCIAL INFORMATION
(Unaudited)
(Amounts in thousands)

	Three Months Ended March 31,
	Global Seating		Global Electrical Systems		Trim Systems and Components		Corporate/Other		Total
	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
Revenues	$73,408	$80,797	$50,453	$58,726	$45,934	$55,103	$—	$—	$169,795	$194,626
Gross profit (loss)	9,091	10,846	3,990	4,825	4,712	7,600	—	(107)	17,793	23,164
Selling, general & administrative expenses	6,378	8,051	4,306	4,382	3,177	3,400	2,524	2,822	16,385	18,655
Operating income (loss)	$2,713	$2,795	$(316)	$443	$1,535	$4,200	$(2,524)	$(2,929)	$1,408	$4,509

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
Appendix A: Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts and percentages)

	Three Months Ended
	March 31, 2025	March 31, 2024
Gross profit	$17,793	$23,164
Restructuring	530	1,583
Adjusted gross profit	$18,323	$24,747
% of revenues	10.8%	12.7%

	Three Months Ended
	March 31, 2025	March 31, 2024
Operating income	$1,408	$4,509
Restructuring	702	1,777
Adjusted operating income	$2,110	$6,286
% of revenues	1.2%	3.2%

	Three Months Ended
	March 31, 2025	March 31, 2024
Net income (loss) from continuing operations	$(3,139)	$1,446
Operating income adjustments	702	1,777
Adjusted provision for income taxes[1]	(176)	(444)
Adjusted net income (loss) from continuing operations	$(2,613)	$2,779

Diluted EPS	$(0.09)	$0.05
Adjustments to diluted EPS	$0.01	$0.03
Adjusted diluted EPS	$(0.08)	$0.08
1.Reported Tax Provision adjusted for tax effect of special charges at 25%

	Three Months Ended
	March 31, 2025	March 31, 2024
Net income (loss) from continuing operations	$(3,139)	$1,446
Interest expense	2,503	2,186
Provision for income taxes	2,116	665
Depreciation expense	3,438	3,431
Amortization expense	141	183
EBITDA	$5,059	$7,911
% of revenues	3.0%	4.1%

EBITDA adjustments
Restructuring	$702	$1,777
Adjusted EBITDA	$5,761	$9,688
% of revenues	3.4%	5.0%

	Three Months Ended March 31, 2025
	Global Seating	Global Electrical Systems	Trim Systems and Components	Corporate/Other	Total
Operating income (loss)	$2,713	$(316)	$1,535	$(2,524)	$1,408
Restructuring	—	530	45	127	702
Adjusted operating income (loss)	$2,713	$214	$1,580	$(2,397)	$2,110
% of revenues	3.7%	0.4%	3.4%		1.2%

	Three Months Ended March 31, 2024
	Global Seating	Global Electrical Systems	Trim Systems and Components	Corporate/Other	Total
Operating income (loss)	$2,795	$443	$4,200	$(2,929)	$4,509
Restructuring	45	1,091	470	171	$1,777
Adjusted operating income (loss)	$2,840	$1,534	$4,670	$(2,758)	$6,286
% of revenues	3.5%	2.6%	8.5%		3.2%

The following tables present reconciliations of the captions within CVG's Condensed Consolidated Statements of Cash Flows to Free cash flow, attributable to continuing operations, discontinued operations, and total CVG for the three and three months ended March 31, 2025 and 2024.

	Three Months Ended
	March 31, 2025	March 31, 2024
CONTINUING OPERATIONS
Cash flows from operating activities	$15,015	$(4,832)
Purchases of property, plant and equipment	(3,806)	(4,837)
Proceeds from sale of business	—	3,200
Free cash flow from continuing operations	$11,209	$(6,469)

DISCONTINUED OPERATIONS
Cash flows from operating activities	$157	$2,476
Purchases of property, plant and equipment	—	(222)
Free cash flow from discontinued operations	$157	$2,254

TOTAL COMPANY
Cash flows from operating activities	$15,172	$(2,356)
Purchases of property, plant and equipment	(3,806)	(5,059)
Proceeds from sale of business	—	3,200
Free cash flow	$11,366	$(4,215)

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
Appendix B: Supplemental Quarterly Reconciliation of GAAP to Non-GAAP Financial Measures
2024 and 2023 by Quarter
(Unaudited)
(Amounts in thousands)

	Three Months Ended March 31, 2024
	Global Seating	Global Electrical Systems	Trim Systems and Components	Total
Revenues	$80,797	$58,726	$55,103	$194,626
Cost of revenues	69,951	53,901	47,503	171,355
Gross profit	10,846	4,825	7,600	23,271
Selling, general & administrative expenses	8,051	4,382	3,400	15,833
Operating income	$2,795	$443	$4,200	$7,438
Corporate and other unallocated costs				2,929
Other (income) expense				212
Interest expense				2,186
Income before provision for income taxes				$2,111

	Three Months Ended March 31, 2024
	Global Seating	Global Electrical Systems	Trim Systems and Components	Corporate/Other	Total
Operating income (loss)	$2,795	$443	$4,200	$(2,929)	$4,509
Restructuring	45	1,091	470	171	1,777
Adjusted operating income (loss)	$2,840	$1,534	$4,670	$(2,758)	$6,286

	Three Months Ended June 30, 2024
	Global Seating	Global Electrical Systems	Trim Systems and Components	Total
Revenues	$82,404	$53,639	$57,622	$193,665
Cost of revenues	71,770	49,655	51,672	173,097
Gross profit	10,634	3,984	5,950	20,568
Selling, general & administrative expenses	8,534	4,523	3,623	16,680
Operating income (loss)	$2,100	$(539)	$2,327	$3,888
Corporate and other unallocated costs				2,824
Other (income) expense				206
Interest expense				2,417
Loss before provision for income taxes				$(1,559)

	Three Months Ended June 30, 2024
	Global Seating	Global Electrical Systems	Trim Systems and Components	Corporate/Other	Total
Operating income (loss)	$2,100	$(539)	$2,327	$(2,824)	$1,064
Restructuring	762	1,379	1,634	—	3,775
Adjusted operating income (loss)	$2,862	$840	$3,961	$(2,824)	$4,839

	Three Months Ended September 30, 2024
	Global Seating	Global Electrical Systems	Trim Systems and Components	Total
Revenues	$76,643	$46,714	$48,415	$171,772
Cost of revenues	68,834	43,721	42,706	155,261
Gross profit	7,809	2,993	5,709	16,511
Selling, general & administrative expenses	5,805	4,468	3,806	14,079
Operating income (loss)	$2,004	$(1,475)	$1,903	$2,432
Corporate and other unallocated costs				3,492
Other (income) expense				(1,033)
Interest expense				2,371
Loss before provision for income taxes				$(2,398)

	Three Months Ended September 30, 2024
	Global Seating	Global Electrical Systems	Trim Systems and Components	Corporate/Other	Total
Operating income (loss)	$2,004	$(1,475)	$1,903	$(3,492)	$(1,060)
Restructuring	778	1,275	2,164	—	4,217
Gain on sale of fixed assets	—	—	(3,544)	—	(3,544)
Adjusted operating income (loss)	$2,782	$(200)	$523	$(3,492)	$(387)

	Three Months Ended December 31, 2024
	Global Seating	Global Electrical Systems	Trim Systems and Components	Total
Revenues	$74,838	$44,049	$44,405	$163,292
Cost of revenues	66,428	42,669	41,120	150,217
Gross profit	8,410	1,380	3,285	13,075
Selling, general & administrative expenses	7,735	4,369	3,413	15,517
Operating income (loss)	$675	$(2,989)	$(128)	$(2,442)
Corporate and other unallocated costs				2,829
Other (income) expense				(1,585)
Interest expense				2,200
Loss on extinguishment of debt				509
Loss before provision for income taxes				$(6,395)

	Three Months Ended December 31, 2024
	Global Seating	Global Electrical Systems	Trim Systems and Components	Corporate/Other	Total
Operating income (loss)	$675	$(2,989)	$(128)	$(2,829)	$(5,271)
Restructuring	(39)	—	1,054	—	1,015
Adjusted operating income (loss)	$636	$(2,989)	$926	$(2,829)	$(4,256)

	Three Months Ended March 31, 2023
	Global Seating	Global Electrical Systems	Trim Systems and Components	Total
Revenues	$95,877	$58,534	$63,640	$218,051
Cost of revenues	83,678	49,166	53,218	186,062
Gross profit	12,199	9,368	10,422	31,989
Selling, general & administrative expenses	8,038	4,225	4,124	16,387
Operating income	$4,161	$5,143	$6,298	$15,602
Corporate and other unallocated costs				3,203
Other (income) expense				(203)
Interest expense				2,749
Income before provision for income taxes				$9,853

	Three Months Ended March 31, 2023
	Global Seating	Global Electrical Systems	Trim Systems and Components	Corporate/Other	Total
Operating income (loss)	$4,161	$5,143	$6,298	$(3,203)	$12,399
Restructuring	82	8	—	—	90
Adjusted operating income (loss)	$4,243	$5,151	$6,298	$(3,203)	$12,489

	Three Months Ended June 30, 2023
	Global Seating	Global Electrical Systems	Trim Systems and Components	Total
Revenues	$89,807	$67,581	$63,412	$220,800
Cost of revenues	76,961	55,814	52,407	185,182
Gross profit	12,846	11,767	11,005	35,618
Selling, general & administrative expenses	8,532	4,685	4,816	18,033
Operating income	$4,314	$7,082	$6,189	$17,585
Corporate and other unallocated costs				3,099
Other (income) expense				308
Interest expense				2,672
Income before provision for income taxes				$11,506

	Three Months Ended June 30, 2023
	Global Seating	Global Electrical Systems	Trim Systems and Components	Corporate/Other	Total
Operating income (loss)	$4,314	$7,082	$6,189	$(3,099)	$14,486
Restructuring	49	—	294	—	343
Adjusted operating income (loss)	$4,363	$7,082	$6,483	$(3,099)	$14,829

	Three Months Ended September 30, 2023
	Global Seating	Global Electrical Systems	Trim Systems and Components	Total
Revenues	$85,220	$57,136	$60,541	$202,897
Cost of revenues	74,861	48,222	50,396	173,479
Gross profit	10,359	8,914	10,145	29,418
Selling, general & administrative expenses	8,716	3,983	4,432	17,131
Operating income	$1,643	$4,931	$5,713	$12,287
Corporate and other unallocated costs				3,367
Other (income) expense				383
Interest expense				2,489
Income before provision for income taxes				$6,048

	Three Months Ended September 30, 2023
	Global Seating	Global Electrical Systems	Trim Systems and Components	Corporate/Other	Total
Operating income (loss)	$1,643	$4,931	$5,713	$(3,367)	$8,920
Restructuring	—	—	—	—	—
Adjusted operating income (loss)	$1,643	$4,931	$5,713	$(3,367)	$8,920

	Three Months Ended December 31, 2023
	Global Seating	Global Electrical Systems	Trim Systems and Components	Total
Revenues	$77,786	$59,139	$56,796	$193,721
Cost of revenues	69,873	49,543	49,890	169,306
Gross profit	7,913	9,596	6,906	24,415
Selling, general & administrative expenses	8,906	4,195	4,027	17,128
Operating income (loss)	$(993)	$5,401	$2,879	$7,287
Corporate and other unallocated costs				3,219
Other (income) expense				707
Interest expense				2,338
Income before provision for income taxes				$1,023

	Three Months Ended December 31, 2023
	Global Seating	Global Electrical Systems	Trim Systems and Components	Corporate/Other	Total
Operating income (loss)	$(993)	$5,401	$2,879	$(3,219)	$4,068
Restructuring	—	—	385	982	1,367
Adjusted operating income (loss)	$(993)	$5,401	$3,264	$(2,237)	$5,435

Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). In general, the non-GAAP measures exclude items that (i) management believes reflect the Company’s multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, engage in financial and operational planning and to determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on the Company’s financial and operating results and in comparing the Company’s performance to that of its competitors and to comparable reporting periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. The financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.